For Immediate Release
September 24, 2001

Contacts:
Media:   Aaron Stowell                          Analysts: Sandra A. Thomas
         (248) 824-1656                                      (248) 824-1645
         aaron.stowell@colaik.com                   sandy.thomas@colaik.com

          COLLINS & AIKMAN COMPLETES ACQUISITION OF AUTOMOTIVE FABRICS
                           OPERATIONS OF JOAN FABRICS

    Transaction to Significantly Enhance Collins & Aikman's Fabric Operations

     TROY, Mich. - Collins & Aikman Corporation (NYSE: CKC) announced today that it has completed its acquisition of the automotive fabric operations of Joan Fabrics (Joan) and all of the operating assets in Joan's affiliated yarn dyeing operation, Western Avenue Dyers. As previously indicated, consideration included $100 million in cash and 12,760,000 shares of Collins & Aikman common stock. Joan, a leading supplier of bodycloth to the automotive industry, is being integrated into the Company's North American Automotive Fabric Operations under the direction of Gerald Jones, Chief Operating Officer--North American Fabrics Group. Additionally, Elkin McCallum, former principal owner of Joan Fabrics, will be joining Collins & Aikman's Board of Directors.

     Commenting on the Joan transaction, Thomas E. Evans, Collins & Aikman's Chairman and Chief Executive Officer, stated, "We're extremely excited to have completed the acquisition of Joan's automotive fabric and yarn dyeing operations. This transaction should enable Collins & Aikman to improve its range of fabric manufacturing capabilities and achieve savings through both capacity consolidation and purchasing synergies. These benefits, in concert with the addition of Joan's solid revenue base, veteran fabric personnel and unique, vertically integrated yarn dyeing operations, should allow Collins & Aikman to become the industry's cost and styling leader for automotive fabrics. We're also pleased to welcome Elkin McCallum--a true industry veteran--to Collins & Aikman's board. In summary, I believe that this strategic action--in tandem with our Becker acquisition and pending Textron Trim division transaction--superbly positions Collins & Aikman to design, develop and deliver industry-leading value added products for both our Tier 1 and OEM customers."

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     Collins & Aikman Corporation, with annualized sales exceeding $2 billion, is the global leader in automotive floor and acoustic systems and is a leading supplier of automotive fabric, interior trim and convertible top systems. The Company's operations span the globe through 13 countries, over 70 facilities, and more than 14,000 employees who are committed to achieving total excellence. Collins & Aikman's high-quality products combine extensive design, styling and manufacturing capabilities with NVH "quiet" technologies that are among the most effective in the automotive industry. Information about Collins & Aikman is available on the Internet at www.collinsaikman.com.

     This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to general economic conditions in the markets in which Collins & Aikman operates, fluctuations in the production of vehicles for which the Company is a supplier, changes in the popularity of particular car models or particular interior trim packages, the loss of programs on particular car models, labor disputes involving the Company or its significant customers, changes in consumer preferences, dependence on significant automotive customers, the level of competition in the automotive supply industry, pricing pressure from automotive customers, the substantial leverage of the Company and its subsidiaries, limitations imposed by the Company's debt facilities, charges made in connection with the integration of operations acquired by the Company, the implementation of the reorganization plan, risks associated with conducting business in foreign countries and other risks detailed from time-to-time in the Company's Securities and Exchange Commission filings including without limitation, in Items 1, 7, 7a and 8 of the Company's Annual Report on Form 10-K for the year-ended December 31, 2000 and part 1 in the Company's Quarterly Report on Form 10-Q for the periods ended March 31, 2001 and June 30, 2001.

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